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Exhibit 7.2  Security Agreement

3248

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Agreement") is entered into and effective as of November 20, 1996 by and between LARRY A. STOCKETT (the "DEBTOR"), EFM VENTURE GROUP, INC., a California corporation ("EFM") and COMPLETE SECURITY SERVICE DEFINED BENEFITS PENSION TRUST ("CSS") (collectively the "SECURED PARTY") and CARMINE J. BUA, III, ESQ. ("ESCROW HOLDER").

                                   1. RECITALS

         This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

         1. DEBTOR is desirous of obtaining financing in the amount of ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000.00) from the SECURED PARTY as evidenced by that certain Promissory Note attached hereto as Exhibit "A" (the "Note").

         2. In consideration of the Note, the DEBTOR agrees to grant to the SECURED PARTY a security interest in the property described herein in this Agreement and hereinafter referred to as the "Collateral".

         3. The parties further desire to direct the ESCROW HOLDER to retain the Collateral pursuant to the terms of this Agreement.

                        2. CREATION OF SECURITY INTEREST

         2.1 GRANT OF SECURITY INTEREST: The DEBTOR hereby grants to the SECURED PARTY a security interest in the Collateral in the 6,793,243 shares of common stock of HIGHTEC, INC., a Delaware corporation (the "Shares").

         2.2 PERFECTION OF SECURITY INTEREST: In order to perfect the security interests with respect to the Collateral and to comply with the terms and conditions of this Agreement with respect to the obligations of the ESCROW HOLDER, the DEBTOR agrees to deposit with the ESCROW HOLDER: (1) the HIGHTEC, INC. Share Certificates, evidencing the Shares and (2) duly endorsed and signature guaranteed stock powers with respect to the Shares (the "Stock Powers").

                         3. PAYMENT AND DEFAULT ON NOTE

         3.1 PAYMENT OF NOTE: Upon payment of the Note in full, the ESCROW HOLDER shall return the Shares and the Stock Powers to the DEBTOR.
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         3.2 DEFAULT REMEDIES WITH RESPECT TO THE SHARES: In the event that the
DEBTOR defaults in the performance of any of the terms of this Agreement, or in the payment at maturity of the principal or interest of the Note, the SECURED PARTY shall have in addition to the specific remedies enumerated in this Agreement, all of the rights and remedies provided in the California Commercial Code.

         3.3 REQUIREMENT TO PAY NOTE: The SECURED PARTY shall have the sole option in the event the DEBTOR fails to pay the Note in full by its due date to legally enforce payment of the Note without looking to or utilizing the collateral for satisfaction of the Note obligation.

         3.4 ADDITIONAL SPECIFIC REMEDY FOR DEFAULT: In the event the DEBTOR fails to pay the Note in full by its due date, then and in that event the SECURED PARTY shall have the sole option to cancel the underlying transaction that gave rise to the Note and direct the ESCROW HOLDER to return the Shares to the SECURED PARTY. The SECURED PARTY shall have the further sole option to extend the payment due date or otherwise modify the payment terms of the Note.

                  4. COOPERATION, ARBITRATION, INTERPRETATION,
                         MODIFICATION AND ATTORNEY FEES

         4.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

         4.2 ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of California.
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         4.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

         4.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

         4.5 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         4.6 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

         4.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.

         4.8 FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.


DATED: November 20, 1996                          /s/ LARRY A. STOCKETT
                                                  ---------------------
                                                  LARRY A. STOCKETT
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CUSIP NO. 431155 10 0     13D        PAGE 20



EFM VENTURE
GROUP, INC.

DATED: November 20, 1996       BY:  /s/  BETTY N. MYERS
                                  ------------------------------
                                    BETTY N. MYERS President
                                    COMPLETE SECURITY SERVICE
                                    DEFINED BENEFITS PENSION TRUST



DATED: November 20, 1996       BY:  /s/  MALCOLM D. CAMPBELL
                                  -------------------------------
                                  MALCOLM D. CAMPBELL
                                  Trustee

                           ACCEPTANCE BY ESCROW HOLDER

         I, CARMINE J. BUA, III, ESQ., do hereby accept this appointment as ESCROW HOLDER herein and agree to abide by the terms and directions set forth in this Agreement.

                                    ESCROW HOLDER


DATED: November 20, 1996            /s/  CARMINE J. BUA, III
                                    ------------------------------
                                    CARMINE J. BUA, III